Exhibit 10.11

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BORROWER SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SECURED CONVERTIBLE PROMISSORY NOTE

$______________	Issuance Date: ________________

FOR VALUE RECEIVED, the undersigned, Heart Test Laboratories, Inc. d/b/a HeartSciences, a Texas corporation (“Borrower” or “Company”), hereby promises to pay to the order of __________________, or any future permitted holder of this promissory note (collectively, the “Holder”), at _____________________________, or at such other place as the Holder may designate in writing to the Borrower, the principal sum of _______________Thousand and No/100 Dollars ($________________), and such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in United States dollars, as provided in this Secured Convertible Promissory Note (the “Note”).

THE PARTIES INTEND THIS INSTRUMENT TO BE EQUITY FOR TAX PURPOSES.

This Note is one of a series (the “Series”) of secured convertible promissory notes (collectively, the “Series Notes”) issued by the Company on the same terms.

1. Principal and Interest Payments.

(a) The principal of this Note shall be due and payable on July 31, 2022 (the “Maturity Date”).

(b) The parties intend this instrument to be equity for tax for purposes and it is expected that the Note shall be converted for equity in the Borrower on or prior to the Maturity Date in which event no interest shall accrue and interest shall not be due or payable.

(c) In the event the Note is not converted on or prior to the Maturity Date then interest shall accrue on the outstanding principal balance of this Note commencing on the date of this Note, at a simple interest a rate of twelve percent (12%) per annum. Interest shall only be payable upon a repayment of the Note in cash by Borrower or upon an Event of Default.

(d) Borrower shall only make interest and principal payments under this Note on a pro rata basis to the Series Notes based on the respective principal amounts of each Note. Each holder of a Note shall hold any amounts received in excess of its pro rata share in trust for the benefit of the other holders of Series Notes.

(e) Borrower shall be entitled to repay the principal and all accrued but unpaid interest on this Note in cash upon giving ten (10) days written notice to the Holder at any time upon or after any of the following events of the Borrower (“Borrower Repayment”):

(i) 30 days following FDA clearance of the Borrower’s MyoVista product;

(ii) the closing of further funding of $5 million or more which values entire share capital of the Borrower at $50 million or more;

(iii) a public offering of Common Stock which values entire share capital of the Borrower at $50 million or more; or

(iv) the sale or merger of a majority of the voting stock of the Borrower.

2. Conversion.

(a) Conversion of this Note shall be into shares of Common Stock of Borrower (the “Common Stock”) at a conversion price of Five Cents ($0.05 US Dollars) per share of Common Stock (“Conversion”) (as adjusted for any splits, recapitalizations, combinations or other similar transactions affecting the Company’s Common Stock).

(b) Borrower may elect for conversion of the principal balance of, and accrued but unpaid interest on, this Note at any time upon or after any of the following events of the Borrower (“Borrower Conversion”):

(i) 30 days following FDA clearance of the Borrower’s MyoVista product;

(ii) the closing of further funding of $5 million or more which values entire share capital of the Borrower at $50 million or more; or

(iii) a public offering of Common Stock which values entire share capital of the Borrower at $50 million or more.

(c) Holder shall be entitled to elect for voluntarily Conversion at any time upon written notice to the Company (“Holder Conversion”). Such election shall be irrevocable and upon receipt of such written notice from the Holder Conversion shall be deemed to have automatically occurred.

As soon as practicable following a Borrower Conversion, Borrower shall send written notice to Holder that such conversion has taken place and that the principal balance of, and accrued but unpaid interest (if applicable under section 1(c)) on, this Note has been converted into shares of Common Stock. Upon Borrower Conversion or Holder Conversion the Borrower shall send written notice to the Holder of the number of shares of Common Stock that Holder is entitled to receive upon such conversion (the “Conversion Shares”). Upon receipt by Borrower from Holder of the original copy of this Note, marked “Canceled”, the Borrower will deliver to Holder a stock certificate evidencing the Conversion Shares. Notwithstanding anything in this Note to the contrary, effective as of the date that a Borrower Conversion or Holder Conversion, this Note shall be deemed to be canceled in its entirety and the only right of Holder thereafter is to receive from Borrower a stock certificate evidencing the Conversion Shares (which stock certificate shall only be delivered to Holder upon Holder delivering to Borrower the original copy of this Note, marked “Canceled”).

3. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Texas, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) Borrower fails to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, if the same has continued for five (5) days after written notice specifying such default has been delivered to the Borrower by Holder;

(b) Borrower fails to perform any other covenant contained herein, if the same has continued for thirty (30) days after written notice specifying such default has been delivered to the Borrower by Holder;

(c) Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d) a proceeding or case shall be commenced in respect of Borrower without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against Borrower or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to Borrower or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

5. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, Holder may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 4(c) or (d) above, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by Borrower, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 4(a) or (b) above, Holder may exercise or otherwise enforce any one or more of Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of Holder shall operate as a waiver thereof or otherwise prejudice the right of Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

6. Security Agreement. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Borrower obligations under this Note and in order to induce the Holder to enter into the Note, the Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Series Note holders a security interest in all of the Borrower’s right, title and interest in, to and under all of the following property and assets, wherever located, whether now owned or hereafter acquired or arising, and all proceeds, products, accessions, additions, substitutions, rents, profits and replacements thereof, including, without limitation, all Inventory, Equipment, Fixtures, Goods, Accounts, account receivables, contract rights, Commercial Tort Claims, chattel paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, Software, Instruments, Promissory Notes, Investment Property, Letter-of-Credit Rights and letters-of-credit, and Supporting obligations, intellectual property (including, and without limitation, patents, patent applications, copyrights, trademarks and trade secrets), license rights, distribution rights, and rights to sue for infringement of General Intangible or intellectual property rights (all of which being collectively referred to herein as the “Collateral”).

(a) At any time and from time to time, upon the written request of the Holder, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Holder may reasonably deem necessary or desirable to perfect and continue perfected or better perfect the Holder’s liens in the Collateral.

(b) The Holder acknowledges that prior, senior security interests in the Collateral described in this Section 6 have been granted as follows:

(i) to Guangren “Gary” Chen pursuant to that certain Security Agreement and Pledge between Chen and Debtor dated as of March 14, 2014 (the “Chen Agreement”); and

(ii) to Front Range Ventures, LLC and John Q. Adams pursuant to a Loan and Security Agreement dated as of April 24, 2020 (the “FRV/Adams Agreement”).

The Company represents and warrants that, except for the security interest granted hereunder and the prior security interests granted under the Chen Agreement and FRV/Adams Agreement, the Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder. No other security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as shall be filed in favor of the Series Note holders pursuant to the Series Notes or has been filed pursuant to the Chen Agreement or FRV/Adams Agreement.

(c) Holder may exercise, in addition to and not in lieu of all other rights and remedies granted to it hereunder and under the Notes, all rights and remedies of a secured party under the law, including the Uniform Commercial Code in effect in any and all jurisdictions where UCC-1s are filed to perfect the Holders’ security interest (the “UCC”). The Holder shall not have any obligation or liability hereunder with respect to the Collateral.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the holders of a majority-in-interest of the aggregate principal amount of the Series Notes (the “Requisite Noteholders”). This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

7.2 Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Texas.

7.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

7.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 5.5).

7.6 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

7.7 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8 Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. The Borrower’s agreements with each of the holders of the Series Notes are separate agreements, and the sales of the Notes to each of the holders thereof are separate sales. Notwithstanding the foregoing, any term of this Note and the other Series Notes may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Borrower and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 6.8 will be binding upon each holder of a Note in the Series and each future holder(s) of the Note and such Series Notes.

7.9 Delivery of Financial Statements. If requested by the Holder, the Company will deliver to the Holder a copy of the Company’s annual financial statements as such time as such financial statements are available to the Company.

7.10 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

7.11 Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of this Note.

7.12 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

7.13 Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

7.14 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.16 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by Holder and shall not, except as expressly provided herein, be subject to any other obligation of Borrower (or the performance thereof). Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to Holder and that the remedy at law for any such breach may be inadequate. Therefore, Borrower agrees that, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first written above.

HEART TEST LABORATORIES, INC.

By: